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                                                                    EXHIBIT 10.6

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of October 2, 2000, by and among THE KEITH COMPANIES, INC., a California corporation, and JOHN M. TETTEMER & ASSOCIATES, LTD., a California corporation (individually and collectively "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of September 1, 1999, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. ESI Engineering Services, Inc. a California corporation ("ESI ") is a party to and named as a Borrower under the Credit Agreement. ESI is no longer separate legal entity, but rather a division of The Keith Companies, Inc.("Keith"). Accordingly, all references in the Agreement and in the other Loan Documents to ESI as a Borrower are hereby deleted; and all references in the Agreement and in the other Loan Documents to Keith as a Borrower, include, without limitation, ESI, as a division of Keith.

     2. Notwithstanding any provision to the contrary in the Credit Agreement, proceeds of Working Capital Advances under the Line of Credit in a principal amount not to exceed $1,500,000.00 may be used to finance the acquisition of Crosby Mead Benton & Associates in accordance with a Stock Purchase Agreement dated October 13, 2000, a final executed copy of which has been delivered to Bank.

     3. Section 5.5 is hereby amended by deleting the word "and" between clauses
(a) and (b), deleting the period at the end and replacing it with a comma, and adding thereto the following: "and (c) the purchase of stock from Crosby Mead Benton & Associates in accordance with a Stock Purchase Agreement dated October 13, 2000, a final executed copy of which has been delivered to Bank;".

     4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

THE KEITH COMPANIES, INC.                 WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Gary Campanaro                    By: /s/ Stephanie Juneau
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Title: CFO                                Title: Vice President

JOHN M. TETTEMER & ASSOCIATES, LTD.

By: /s/ Gary Campanaro
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Title: CFO

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